Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER OPERATING RESULTS

•	Earnings of $106 million

•	Consumer loan and lease originations of $2.0 billion

•	Annualized net credit losses of 2.6% on consumer loans

FORT WORTH, TEXAS May 2, 2013 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $106 million for the quarter ended March 31, 2013, compared to $112 million for the quarter ended March 31, 2012.

Consumer loan originations were $1.4 billion for the quarter ended March 31, 2013, compared to $1.2 billion for the quarter ended December 31, 2012, and $1.4 billion for the quarter ended March 31, 2012. The outstanding balance of consumer finance receivables totaled $11.2 billion at March 31, 2013.

Lease originations of General Motors Company (“GM”) vehicles were $620 million for the quarter ended March 31, 2013, compared to $265 million for the quarter ended December 31, 2012 and $384 million for the quarter ended March 31, 2012. Leased vehicles, net, totaled $2.1 billion at March 31, 2013.

Consumer finance receivables 31-to-60 days delinquent were 4.3% of the portfolio at March 31, 2013, compared to 3.2% at March 31, 2012. Accounts more than 60 days delinquent were 1.5% of the portfolio at March 31, 2013, compared to 1.2% a year ago.

Annualized net credit losses were 2.6% of average consumer finance receivables for the quarter ended March 31, 2013, compared to 2.5% for the quarter ended March 31, 2012.

The Company had total available liquidity of $3.3 billion at March 31, 2013, consisting of $2.9 billion of unrestricted cash, approximately $108 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

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About GM Financial

General Motors Financial Company, Inc. is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2012. Such risks include – but are not limited to – our ability to close the acquisition of the remaining portions of Ally Financial Inc.’s (“Ally”) international operations that we have not already acquired and integrate the operations that we have acquired and will acquire into our business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance, our dependence on the financial condition of GM dealers, interest rate and exchange rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite, the ability to integrate the business and operations of acquisitions, and significant litigation. If one or more of these risks of uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in Thousands)

	Three Months Ended March 31,
	2013	2012
Revenue
Finance charge income	$414,731	$358,256
Leased vehicle income	106,705	52,893
Other income	18,684	20,254

	540,120	431,403

Costs and expenses
Operating expenses	107,824	97,869
Leased vehicle expenses	80,407	40,646
Provision for loan losses	93,606	48,554
Interest expense	82,228	63,092
Acquisition and integration expenses	6,383

	370,448	250,161

Income before income taxes	169,672	181,242
Income tax provision	63,729	68,963

Net income	$105,943	$112,279

Consolidated Balance Sheets

(Unaudited, in Thousands)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$2,896,870	$1,289,494
Finance receivables, net	11,502,472	10,998,274
Restricted cash – securitization notes payable	778,213	728,908
Restricted cash – credit facilities	53,101	14,808
Property and equipment, net	50,801	52,076
Leased vehicles, net	2,103,961	1,702,867
Deferred income taxes	81,559	107,075
Goodwill	1,108,011	1,108,278
Related party receivables	45,733	66,360
Other assets	133,458	128,931

Total assets	$18,754,179	$16,197,071

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$2,719,134	$354,203
Securitization notes payable	9,029,694	9,023,308
Senior notes	1,500,000	1,500,000
Accounts payable and accrued expenses	235,866	217,938
Deferred income	94,023	69,784
Taxes payable	97,175	93,462
Related party taxes payable	594,806	558,622
Derivative swap and cap agreements	3,052	527

Total liabilities	14,273,750	11,817,844

Shareholder’s equity	4,480,429	4,379,227

Total liabilities and shareholder’s equity	$18,754,179	$16,197,071

Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$105,943	$112,279
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,166	50,565
Accretion and amortization of loan and leasing fees	(17,902)	(11,087)
Amortization of carrying value adjustment	(5,032)	20,169
Amortization of acquisition accounting premium	(4,521)	(9,944)
Provision for loan losses	93,606	48,554
Deferred income taxes	25,487	(9,652)
Stock based compensation expense	1,337	584
Other	(300)	(5,556)
Changes in assets and liabilities:
Other assets	(7,132)	(1,943)
Accounts payable and accrued expenses	(8,306)	25,674
Taxes payable	3,676	4,108
Related party taxes payable	36,184	72,378

Net cash provided by operating activities	315,206	296,129

Cash flows from investing activities:
Purchases of consumer finance receivables, net	(1,343,002)	(1,364,662)
Principal collections and recoveries on consumer finance receivables	1,096,275	1,015,918
Funding of commercial finance receivables, net	(1,036,138)
Collections of commercial finance receivables	763,074
Purchases of leased vehicles, net	(510,052)	(305,370)
Proceeds from termination of leased vehicles	37,274	6,922
Purchases of property and equipment	(1,432)	(3,952)
Change in restricted cash – securitization notes payable	(49,305)	62,710
Change in restricted cash – credit facilities	(38,610)	15,452
Change in other assets	4,923	10,079

Net cash used in investing activities	(1,076,993)	(562,903)

Cash flows from financing activities:
Borrowings on credit facilities	2,383,928	453,774
Payments on credit facilities	(11,253)	(778,054)
Issuance of securitization notes payable	1,000,000	1,800,000
Payments on securitization notes payable	(989,104)	(1,168,700)
Debt issuance costs	(13,167)	(4,761)

Net cash provided by financing activities	2,370,404	302,259

Net increase in cash and cash equivalents	1,608,617	35,485
Effect of foreign exchange rate changes on cash and cash equivalents	(1,241)	1,009
Cash and cash equivalents at beginning of period	1,289,494	572,297

Cash and cash equivalents at end of period	$2,896,870	$608,791

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,
	2013	2012
Consumer loan originations	$1,358,710	$1,395,757
GM lease originations	620,350	383,799
GM new vehicle loans as a percent of total consumer loan originations	28.8%	29.4%
GM new vehicle loans and leases as a percent of total consumer loan and lease originations	51.1%	44.6%
Loans securitized	$1,055,420	$1,915,719

	Three Months Ended March 31,
	2013	2012
Average consumer finance receivables	$11,076,243	$9,822,848
Average commercial finance receivables	704,396

Average finance receivables	11,780,639	9,822,848
Average leased vehicles, net	1,878,783	969,223

Average earning assets	$13,659,422	$10,792,071

Finance Receivables

	March 31, 2013	December 31, 2012
Consumer:
Pre-acquisition consumer finance receivables – outstanding balance	$1,758,629 *	$2,161,863

Pre-acquisition consumer finance receivables – carrying value	$1,579,955	$1,958,204
Post-acquisition consumer finance receivables, net of fees	9,433,105 *	8,830,914

	11,013,060	10,789,118

Less: allowance for loan losses on post-acquisition consumer finance receivables	(382,455)	(344,740)

Total consumer finance receivables, net	10,630,605	10,444,378

Commercial:
Commercial finance receivables, net of fees	882,736	559,999
Less: allowance for loan losses	(10,869)	(6,103)

Total commercial finance receivables, net	871,867	553,896

Total finance receivables, net	$11,502,472	$10,998,274

Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.1%	3.9%

Allowance for loan losses as a percentage of commercial finance receivables	1.2%	1.1%

*	The outstanding balance of consumer finance receivables totaling $11.2 billion at March 31, 2013, is the sum of pre-acquisition consumer finance receivables-outstanding balance and post-acquisition consumer finance receivables, net of fees

	March 31,
	2013	2012
Loan delinquency as a percent of ending consumer finance receivables:
31 – 60 days	4.3%	3.2%
Greater than 60 days	1.5	1.2

Total	5.8%	4.4%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended March 31,
	2013	2012
Charge-offs	$131,542	$51,058
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	53,452	103,617

Credit losses on the combined consumer finance portfolio	$184,994	$154,675

Credit losses on the combined consumer finance portfolio	$184,994	$154,675
Less: recoveries	(113,917)	(93,985)

Net credit losses on the combined consumer finance portfolio	$71,077	$60,690

Annualized net credit losses as a percent of average consumer finance receivables	2.6%	2.5%

Recoveries as a percent of gross repossession credit losses	60.5%	58.9%

	Three Months Ended March 31,
	2013	2012
Contracts receiving a payment deferral as an average quarterly percent of average consumer finance receivables	6.0%	5.2%

Annualized operating expenses as a percent of average earning assets	3.2%	3.6%

Contact:

Investor Relations

(817) 302-7000